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                             Watkins-Johnson Company
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


Information Contact:

      Frank E. Emery                   Watkins-Johnson           650-813-2752
      Judy Brennan                      Sard Verbinnen           212-687-8080


FOR RELEASE AT 8:00 a.m. EASTERN TIME APRIL 13, 1999

               WATKINS-JOHNSON REPORTS FIRST-QUARTER 1999 RESULTS

            ---------------------------------------------------------

             Wireless Communications Continues Strong Sales Growth;
               Semiconductor Equipment Group Continues to Rebound

                  ---------------------------------------------

       Progress on Sale of W-J Businesses to Maximize Shareholder Returns

PALO ALTO, Calif., April 13, 1999 -- Watkins-Johnson Company (NYSE: WJ), a high technology company in wireless communications and semiconductor equipment, today reported sales for the first quarter ending March 26, 1999, of $65.2 million, compared with $68.7 million for the year-ago period. Net income was $2.9 million, or 43 cents per diluted share, compared to $9.7 million, or $1.15 per diluted share in the first quarter of 1998. The first-quarter 1998 results include a pre-tax gain of about $15 million for the sale of 15 acres of undeveloped land in San Jose, Calif.

Firm backlog on March 26, 1999 stood at $98.3 million, compared to the March 27, 1998 backlog of $82.2 million.

"On March 1, we announced our intention to pursue the sale of the company. After conducting a wide-ranging strategic review with our investment advisors, CIBC Oppenheimer Corp., we concluded that selling the company in its entirety or as separate businesses would create the most value for shareholders," said W. Keith Kennedy, president and chief executive officer of Watkins-Johnson Company.

Kennedy continued: "We are pleased to report W-J's second consecutive quarter of increasing sales and profits, and a healthy increase in our backlog. Our Wireless

                                     -more-

Watkins-Johnson Company, page 2


Communications segment continues to enjoy orders growth, and our Semiconductor Equipment segment is beginning to rebound."

"We are also pleased with the progress we've made toward the sale. On March 31, we announced the completion of the sale of the Semiconductor Equipment Group's high-density plasma chemical vapor deposition intellectual property assets and associated hardware to Applied Materials. This sale will result in a second quarter 1999 pre-tax gain of $9 million in income. We also entered into a non-binding letter of intent with Silicon Valley Group to sell the balance of the Semiconductor Equipment Group."

W-J's Wireless Communications segment, comprising the Wireless Products and Telecommunications Groups, had sales of $34.7 million, a 16% increase over sales of $30 million for the year-ago period. The Wireless Products Group received $24 million in commercial orders, well over its plan. The Telecommunications Group received $17 million in orders for its communications surveillance equipment, including a $7 million award from Wright Patterson Air Force Base.

The Semiconductor Equipment segment had sales of $30.5 million, down 21% from the first-quarter 1998 sales of $38.7 million, but up 26% from the 1998 fourth-quarter sales of $24.2 million. First-quarter 1999 orders for semiconductor equipment totaled $43 million, which included orders from two major integrated circuit manufacturers in Korea and from a key semiconductor foundry in Taiwan. Many of the orders were for the recently introduced WJ-1500; a continuous process atmospheric pressure chemical vapor deposition system developed for the 0.18-micron geometry semiconductor devices now entering production.

Watkins-Johnson Company specializes in two high-technology business areas. WJ's wireless-communications units produce radio-frequency components, subassemblies and equipment for fixed and mobile networks worldwide. The company's
Semiconductor Equipment Group produces atmospheric pressure chemical vapor deposition systems for high-volume integrated-circuit manufacturing. For more information, visit http://www.wj.com.

                                     -more-

Watkins-Johnson Company, page 3


This news release, other than the historical information, contains forward-looking statements that involve risks and uncertainties, which include the risks of executing and closing a definitive agreement to sell the Semiconductor Equipment Group's business, of the consummation of the sale of the company or its component businesses, and the other risks detailed in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 1998. Actual results may vary materially.


Summary of Results

First Quarter Ending March                             1999              1998
--------------------------                          ----------        ----------
(Dollars in thousands except per-share amounts)

Revenue                                             $   65,181        $   68,722
Net income                                               2,853             9,701

Basic per-share amounts:
  Basic net income per share                        $     0.44        $     1.17
  Basic shares outstanding                           6,558,000         8,262,000

Diluted per-share amounts:

  Diluted net income per share                      $     0.43        $     1.15
  Diluted shares outstanding                         6,645,000         8,416,000


                                      # # #

Detailed Results Follow

Watkins-Johnson's consolidated statements of operations and consolidated balance sheets appear on the following pages.

                                     -more-

Watkins-Johnson Company, page 4


                                              WATKINS-JOHNSON COMPANY AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF OPERATIONS*
                                       For the periods ended March 26, 1999 and March 27, 1998


                                                                                                        Three Months Ended
-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except per share amounts)                                                  1999                     1998
-----------------------------------------------------------------------------------------------------------------------------------
Sales:
      Wireless communications                                                                  $    34,663              $    30,006
      Semiconductor equipment                                                                       30,518                   38,716
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    65,181                   68,722
-----------------------------------------------------------------------------------------------------------------------------------

Costs and expenses:
      Cost of goods sold                                                                            42,298                   42,546
      Selling and administrative                                                                    10,247                   15,821
      Research and development                                                                       9,131                   13,208
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    61,676                   71,575
-----------------------------------------------------------------------------------------------------------------------------------

Income (loss) from operations                                                                        3,505                   (2,853)
Other income (expense)-net                                                                             457                    1,929
Gain on real property                                                                                                        14,783
-----------------------------------------------------------------------------------------------------------------------------------

Income before federal, state and foreign income taxes                                                3,962                   13,859
Income tax expense                                                                                  (1,109)                  (4,158)
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                     $     2,853              $     9,701
===================================================================================================================================


Per share amounts:

Basic net income per share                                                                     $      0.44              $      1.17
Basic average common shares                                                                      6,558,000                8,262,000

Diluted net income per share                                                                   $      0.43              $      1.15
Diluted average common shares                                                                    6,645,000                8,416,000

     *Unaudited

                                                               -more-

Watkins-Johnson Company, page 5


                                              WATKINS-JOHNSON COMPANY AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                             As of March 26, 1999 and December 31, 1998

-----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                             1999*                    1998
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS

Current assets:
      Cash and equivalents                                                                       $  15,395                $  19,271
      Short-term investments                                                                        40,014                   45,353
      Receivables                                                                                   47,562                   31,942
      Inventories:
           Finished goods                                                                            2,923                    2,960
           Work in process                                                                           8,917                   11,954
           Raw materials and parts                                                                   7,919                    8,456
      Deferred income taxes                                                                         31,557                   32,288
      Other                                                                                         17,713                   19,872
-----------------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                         172,000                  172,096
-----------------------------------------------------------------------------------------------------------------------------------

Property, plant, and equipment                                                                     140,849                  140,224
      Accumulated depreciation and amortization                                                    (79,157)                 (77,585)
-----------------------------------------------------------------------------------------------------------------------------------
      Property, plant, and equipment--net                                                           61,692                   62,639
-----------------------------------------------------------------------------------------------------------------------------------

Other assets                                                                                        10,714                   10,743
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 $ 244,406                $ 245,478
===================================================================================================================================

LIABILITIES AND SHAREOWNERS' EQUITY

Current liabilities:
      Payables                                                                                   $  16,200                $  15,704
      Accrued liabilities                                                                           62,283                   65,374
-----------------------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                                     78,483                   81,078
-----------------------------------------------------------------------------------------------------------------------------------
Long-term obligations                                                                               31,901                   32,701
-----------------------------------------------------------------------------------------------------------------------------------

Shareowners' equity:
      Common stock                                                                                  34,702                   34,454
      Retained earnings                                                                            101,138                   99,073
      Accumulated other comprehensive income (loss)                                                 (1,818)                  (1,828)
-----------------------------------------------------------------------------------------------------------------------------------
      Total shareowners' equity                                                                    134,022                  131,699
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 $ 244,406                $ 245,478
===================================================================================================================================

     *Unaudited